===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                FORM 8-K/A No.1

                     CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                JANUARY 16, 1997

                        COMMISSION FILE NUMBER: 0-26528

                       PATRIOT AMERICAN HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

                 VIRGINIA                             75-2599709
       (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)             Identification No.)


        3030 LBJ FREEWAY, SUITE 1500                       75234
               DALLAS, TEXAS                            (Zip Code)
   (Address of principal executive office)



                                (972) 888-8000
              (Registrant's telephone number, including area code)

                                      N/A
(Former name, former address and former fiscal year, if changes since last report)

===============================================================================

                      PATRIOT AMERICAN HOSPITALITY, INC.
                        INDEX TO FINANCIAL INFORMATION


                                                                                             PAGE
FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED:

PRO FORMA FINANCIAL INFORMATION:

     PATRIOT AMERICAN HOSPITALITY:
      Pro Forma Condensed Consolidated Statement of Operations for
        the nine months ended September 30, 1995 (unaudited)................................   F-4
      Pro Forma Condensed Consolidated Statement of Operations for
        the year ended December 31, 1995 (unaudited).........................................  F-6
      Pro Forma Condensed Consolidated Statement of Operations for
        the nine months ended September 30, 1996 (unaudited)................................   F-8
      Pro Forma Condensed Consolidated Balance Sheet as of
        September 30, 1996 (unaudited)......................................................   F-10

    COMBINED LESSEES:
      Pro Forma Condensed Combined Statement of Operations for
        the nine months ended September 30, 1995 (unaudited)................................   F-13
      Pro Forma Condensed Combined Statement of Operations for
        the year ended December 31, 1995 (unaudited)........................................   F-15
      Pro Forma Condensed Combined Statement of Operations for
        the nine months ended September 30, 1996 (unaudited)................................   F-17


                       PATRIOT AMERICAN HOSPITALITY, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


     Patriot American Hospitality, Inc. (collectively with its subsidiaries, the "Company") completed an initial public offering (the "Initial Offering") of 14,605,000 shares of its common stock on October 2, 1995 (including 1,905,000 shares of common stock issued upon exercise of the underwriters' over-allotment option) and commenced operations. Upon completion of the Initial Offering, the Company, through its wholly-owned subsidiary, PAH LP, Inc., contributed substantially all of the net proceeds of the Initial Offering to Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") in exchange for an approximately 85.3% limited partnership interest in the Operating Partnership. The Company, through its wholly-owned subsidiary, PAH GP, Inc., is the sole general partner and the holder of a 1.0% general partnership interest in the Operating Partnership.

     The Operating Partnership used approximately $263,600 of the net proceeds of the Initial Offering to acquire ownership interests in 20 hotels (the "Initial Hotels") from various entities (the "Selling Entities") and to repay existing mortgage and other indebtedness of the Initial Hotels. In consideration for the sale of the Initial Hotels, certain owners in the Selling Entities, including affiliates of the Company, elected to receive limited partnership units in the Operating Partnership ("OP Units"). The 2,324,312 OP Units received by such owners represented an approximate 13.7% equity interest in the Operating Partnership as the Company commenced operations. The balance of the proceeds from the Initial Offering, together with proceeds from the Company's line of credit, were used to finance acquisitions of two additional hotel investments, provide for renovations to existing hotels and for general working capital during 1995.

     During the first quarter of 1996, the Company acquired three additional hotel properties, utilizing cash drawn on its line of credit and issuing 167,012 OP Units in connection with the purchases. During the second quarter of 1996, the Company acquired eight additional hotel properties, utilizing cash drawn on its line of credit and issuing 331,577 OP Units in connection with the purchases. In addition, in May 1996, the Company sold an aggregate of approximately $40,000 of equity securities to an institutional investor that purchased the securities on behalf of two owners (the "Private Placement"). The proceeds of the Private Placement were used primarily to reduce amounts outstanding under the line of credit.

     During the third quarter of 1996, the Company completed a public offering (the "Follow-on Offering") of 6,146,700 shares of its common stock (including 646,700 shares of common stock issued upon exercise of the underwriter's over-allotment option). The offering price of all shares sold in the Follow-on Offering was $28.25 per share, resulting in net proceeds (less the underwriters' discount and offering expenses) of approximately $160,222, of which approximately $151,963 was used to reduce amounts outstanding under the line of credit. The Company acquired nine additional hotel properties, financed primarily with funds drawn on its line of credit and issuing 17,036 OP Units in connection with the purchase of certain hotel properties. At September 30, 1996, the Operating Partnership owned interests in 42 hotels and the Company owned an approximate 86.2% interest in the Operating Partnership.

     Subsequent to September 30, 1996, the Company has acquired ownership interests in six additional hotel properties (the "Recent Acquisitions"), financed primarily with funds drawn on its line of credit and issuing 85,078 OP Units in connection with the purchase of one of the hotel properties. Subsequent to the acquisition of the Recent Acquisitions the Company owns an approximate 85.9% interest in the Operating Partnership.

     During the fourth quarter of 1996, Patriot redeemed an aggregate of 407,207 OP Units for approximately $16,583 (based upon the market value of Patriot's common stock on the effective date of the respective redemptions) which was financed primarily with funds drawn on the line of credit. The pro forma financial statements presented herein do not include adjustments to reflect the impact of such redemptions.

     On January 16, 1997 and January 17, 1997, the Company acquired from Resorts Limited Partnership, Carefree Resorts Corporation and The Morgan Stanley Real Estate Fund, L.P. four resort properties (the "Carefree Resorts") for a total purchase price of approximately $264 million. The Boulders located near Scottsdale, Arizona, consists of 160 guest "casitas" and includes access to 33 private homes which participate in a rental pool. The Peaks Resort and Spa located in Telluride, Colorado, consists of 177 guests rooms plus 7 penthouse condomimiums. Ventana Canyon, located in Tucson, Arizona, consists of 49 suites and Carmel Valley Ranch located near Carmel, California, consists of 100 one-bedroom guest suites. The acquisition of the Carefree Resorts was primarily financed with funds drawn on the Company's line of credit and the issuance of 1,295,077 OP Units.

     The Company currently owns interests in 52 hotels and resorts and has an approximate 83.0% interest in the Patriot Partnership. However for pro forma financial statement presentation purposes, because the adjustments for the redemption of OP Units in the fourth quarter of 1996 have not been included, the Company's current ownership interest in the Patriot Partnership has been assumed to be approximately 81.7%.

     The Company leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are separately owned through special purpose corporations, to lessees who are responsible for operating the hotels (the "Lessees"). All of the Lessees except PAH RSI, L.L.C. ("PAH RSI Lessee") are independent of the Company. PAH

RSI Lessee is owned and controlled by certain executive officers of the Company (and was formed in anticipation of the Company's planned merger with and into California Jockey Club, a real estate investment trust which is paired with an operating corporation, Bay Meadows Operating Company). The Company leases 25 of its hotel investments to CHC Lease Partners for staggered terms of ten to twelve years pursuant to separate participating leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable (the "Participating Leases"). Nine of the hotels are leased to NorthCoast Hotels, L.L.C. ("NorthCoast") under similiar Participating Lease agreements. DTR North Canton, Inc. (the "Doubletree Lessee") leases six hotels and Crow Hotel Lessee, Inc. (the "Wyndham Lessee") leases two hotels under similiar Participating Lease agreements. PAH RSI Lessee leases five hotels, Metro Hotels Leasing Corporation ("Metro Lease Partners") leases one hotel, and Grand Heritage Leasing, L.L.C. ( the "Grand Heritage Lessee") leases two hotels under similiar Participating Lease agreements. The Lessees, in turn, have entered into separate agreements with hotel management entities (the "Operators") to manage the hotels. The Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel acquisitions were structured without lessees and are managed directly by Holiday Inns, Inc. and Marriott International, Inc., respectively.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1995, for the year ended December 31, 1995 and for the nine months ended September 30, 1996 of the Company are presented as if (i) the Initial Offering and the aquisition of the 20 Initial Hotels, (ii) the Private Placement and the Follow-on Offering, (iii) the subsequent acquisition of 28 additional hotel properties including the two hotels owned through unconsolidated subsidaries, and (iv) the acquisition of Carefree Resorts had occurred as of January 1, 1995 and carried forward through each period presented. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 and with the Company's Annual Report on Form 10-K for the period ended December 31, 1995 and the Pro Forma Condensed Combined Statements of Operations of the Lessees included in this Current Report. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Consolidated Statements of Operations for the interim periods presented are not necessarily indicative of the results of operations for the full year.

                       PATRIOT AMERICAN HOSPITALITY, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                      (UNAUDITED)

                                              Hotels
                                            Owned as of         RECENT
                                             September        ACQUISITIONS       CAREFREE       PRO FORMA
                                            30,1996 (A)           (B)           RESORTS (C)       TOTAL
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
   Participating lease revenue........       $65,375   (D)      $ 7,698  (D)    $10,310   (D)   $83,383
   Interest and other income..........            53   (E)           --           1,049   (E)     1,102
                                             -------            -------         -------         -------
     Total revenue....................        65,428              7,698          11,359          84,485
                                             -------            -------         -------         -------

Expenses:
   Real estate and personal property
     taxes and casualty insurance.....         6,861   (F)          934  (F)      1,439   (F)     9,234
   Ground lease expense...............         1,002   (G)           --              --           1,002
   General and administrative.........         3,270   (H)           38  (H)         75   (H)     3,383
   Interest expense...................         7,129   (I)        5,288  (I)     11,793   (I)    24,210
   Depreciation and amortization......        15,998   (J)        2,834  (J)      5,587   (J)    24,419
                                             -------            -------         -------         -------
     Total expenses...................        34,260              9,094          18,894          62,248
                                             -------            -------         -------         -------
Income (loss) before equity in
   earnings of unconsolidated
   subsidiaries and minority
   interests..........................        31,168             (1,396)         (7,535)         22,237
Equity in earnings of unconsolidated
  subsidiaries........................         3,351   (K)           --              --           3,351
                                             -------            -------         -------         -------
Income (loss) before minority
  interests......                             34,519             (1,396)         (7,535)         25,588
  Minority interest in Operating
    Partnership.......................        (4,737)  (L)          131  (L)          5   (L)    (4,601)
  Minority interest in other
    partnerships......................          (196)  (M)         (252) (M)         --            (448)
                                             -------            -------         -------         -------
Net income (loss) applicable to common
  shareholders........................       $29,586            $(1,517)        $(7,530)        $20,539
                                             =======            =======         =======         =======

Net income per common share...........                                                          $  0.94
                                                                                                =======

Weighted average number of common shares
  and common share equivalents
  outstanding.........................                                                           21,807
                                                                                                =======


---------------------------------------------

(A) Represents the Company's pro forma results of operations for the nine months ended September 30, 1995 of the 42 hotel properties owned by the Company as of September 30, 1996. Because the Company commenced operations on October 2, 1995, there are no historical results of operations for this period.

(B) Represents the Company's pro forma results of operations related to the Tutwiler Hotel, the Doubletree Hotel at Allen Center, the Pickwick Hotel, the Doubletree Hotel in Tulsa, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel as if the Company had acquired the hotels at the beginning of the period.

(C) Represents the Company's pro forma results of operations related to the Carefree Resorts as if the Company had acquired the hotels at the beginning of the period. Sales and cost of sales related to the residential real estate which was owned, developed and sold by Carefree Resorts are excluded because the Company anticipates selling the residential real estate to an affiliate at fair market value. Therefore, no gain or loss on the sale of residential real estate is expected.

(D) Represents lease payments from the Lessees to the Operating Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.

(E) For hotels owned as of September 30, 1996, the adjustment represents interest income earned on the Company's mortgage notes receivable from unconsolidated subsidiaries assuming the mortgage notes were outstanding at the beginning of the period. For the Carefree Resorts, the adjustment represents interest income earned on the Company's notes receivable issued in connection with the sale of certain assets to PAH RSI Lessee and PAH Boulders, Inc. assuming the notes were outstanding at the beginning of the period presented.
(F) Represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership.
(G) Represents ground lease payments to be made with respect to certain of the hotels.

(H) Represents salaries, insurance, travel, audit, legal and other expenses associated with operating as a public company and the continued growth of the Company. Also includes annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting period.

(I) Represents interest expense incurred on the net borrowings under the line of credit which were used to purchase hotel properties and amortization of deferred loan costs. Deferred loan costs are amortized over the term of the related loan. The adjustment related to the hotels owned as of September 30, 1996 includes amortization of $386, the adjustment related to the Recent Acqusitions includes amortization of $56 and the adjustment related to the Carefree Resorts acquisition includes amortization of $283.
(J) Represents depreciation on the hotels owned as of September 30, 1996 of $15,934 and amortization of $64. The adjustments related to the Recent Acquisitions and the Carefree Resorts acquisition represent depreciation of the related hotel properties. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5-7 years for furniture and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Amortization of franchise fees is computed using straight-line method over the terms of the related franchise agreement.
(K) Represents equity in income of the unconsolidated subsidiaries which own the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel.

(L) Represents the minority interest assuming the Initial Offering and the acquisition of the 20 Initial Hotels, the Private Placement, the Follow-on Offering, the acquisition of interests in 28 additional hotel properties and the acquisition of Carefree Resorts had occurred at the beginning of the period presented. As of September 30, 1996, the minority interest percentage was approximately 13.8%. Subsequent to the Recent Acquisitions the minority interest percentage is approximately 14.1%. Subsequent to the Carefree Resorts acquisition, the minority interest percentage is approximately 18.3%.

(M) Represents the minority interest and adjustments to minority interest related to the partnerships with DTR PAH Holding, Inc. assuming such entities had been formed and the five hotels owned by such partnerships had been acquired at the beginning of the period presented.

                       PATRIOT AMERICAN HOSPITALITY, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                     Pro Forma Adjustments

                                        Company                              Recent
                                       Historical     Adjustments         Acquisitions         Carefree         Pro Forma
                                          (A)             (B)                 (C)              Resorts (D)        Total
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenue:
  Participating lease revenue.....      $ 10,582        $  76,359   (E)     $ 10,280   (E)     $   15,531   (E)   $ 112,752
  Interest and other income.......           513               67   (F)           --                1,399   (F)       1,979
                                        --------        ---------           --------           ----------         ----------
     Total revenue................        11,095           76,426             10,280               16,930           114,731
                                        --------        ---------           --------           ----------         ----------
Expenses:
  Real estate and personal
    property taxes and
    casualty insurance............           901            8,319   (G)        1,245   (G)          1,918   (G)      12,383
  Ground lease expense............            --            1,368   (H)           --                   --             1,368
  General and administrative......           607            3,828   (I)           50   (I)            100   (I)       4,585
  Interest expense................            89            9,369   (J)        7,014   (J)         15,653   (J)      32,125
  Depreciation and amortization...         2,590           18,742   (K)        3,780   (K)          7,449   (K)      32,561
                                         --------        --------            -------             --------         ---------
     Total expenses...............         4,187           41,626             12,089               25,120            83,022
                                         --------        --------            -------             --------         ---------

Income (loss) before equity
  in earnings of unconsolidated
  subsidiaries and minority
  interest........................         6,908           34,800             (1,809)              (8,190)           31,709
  Equity in earnings of
    unconsolidated subsidiaries...           156            4,520   (L)           --                   --             4,676
                                         --------        --------            -------             --------         ---------
Income (loss) before minority
  interests and extraordinary
  item............................         7,064           39,320             (1,809)              (8,190)           36,385
  Minority interest in Operating
    Partnership...................          (968)          (5,400)  (M)          164   (M)           (351)  (M)      (6,555)
  Minority interest in other
    partnerships..................            --             (232)  (N)         (334)  (N)             --              (566)
  Extraordinary item, net of
    minority interest.............          (737)             737   (O)           --                   --                --
                                         --------        --------            -------             --------         ---------
Net income applicable to
  common shareholders.............       $ 5,359         $ 34,425            $ (1,979)           $ (8,541)         $ 29,264
                                         =======         ========            ========            ========          ========
Net income per common share.......       $  0.37                                                                   $   1.34
                                         =======                                                                   ========
Weighted average number of
  common shares and common
  share equivalents outstanding...        14,675                                                                     21,807
                                        ========                                                                    =======

----------------------------------------

(A) Represents the Company's historical results of operations from the date of the Initial Offering, October 2, 1995, through December 31, 1995.
(B) Represents adjustments to the Company's results of operations assuming the Initial Offering and acquisition of the 20 Initial Hotels, the Private Placement, the Follow-on Offering and the acquisition of 22 additional hotels had occurred at the beginning of the period presented.
(C) Represents adjustments to the Company's results of operations assuming the acquisition of the Tutwiler Hotel, the Doubletree Hotel at Allen Center, the Pickwick Hotel, the Doubletree Hotel in Tulsa, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel had occurred at the beginning of the period presented.

(D) Represents adjustments to the Company's results of operations assuming the acquisition of the Carefree Resort properties had occurred at the beginning of the period presented. Sales and cost of sales related to the residential real estate which was owned, developed and sold by Carefree Resorts are excluded because the Company anticipates selling the residential real estate to an affiliate at fair market value. Therefore, no gain or loss on the sale of the residential real estate is expected.

(E) Represents lease payments from the Lessees to the Operating Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.

(F) For hotels owned as of September 30, 1996, the adjustment represents interest income earned on the Company's mortgage notes receivables from unconsolidated subsidiaries assuming the mortgage notes were outstanding. For the Carefree Resorts, the adjustment represents interest income earned on the Company's notes receivable issued in connection with the sale of certain assets to PAH RSI Lessee and PAH Boulders, Inc. assuming the notes were outstanding at the beginning of the period presented.

(G) Represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership.
(H) Represents ground lease payments to be made with respect to certain of the hotels.

(I) Represents salaries, insurance, travel, audit, legal and other expenses associated with operating as a public company and the continued growth of the Company. Also includes annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.

(J) Represents adjustments to interest expense incurred on the net borrowings under the line of credit which were used to purchase hotel properties and amortization of deferred loan costs. Deferred loan costs are amortized over the term of the related loan. The adjustment related to the hotels owned as of September 30, 1996 includes amortization of $515, the adjustment related to the Recent Acqusitions includes amortization of $75 and the adjustment related to the Carefree Resorts acquisition includes amortization of $377.


(K) Represents depreciation on the hotels owned as of September 30, 1996 of $18,675 and amortization of $67. The adjustments related to the Recent Acquisitions and the Carefree Resorts acquisition represent depreciation. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5-7 years for furniture and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Amortization of franchise fees is computed using the straight-line method over the terms of the related franchise agreement.
(L) Represents equity in income of the unconsolidated subsidiaries which own the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel.

(M) Represents the adjustments to minority interest assuming the Initial Offering and acquisition of the 20 Initial Hotels, the Private Placement, the Follow-on Offering, the acquisition of interests in 28 additional hotel properties and the acquisition of Carefree Resorts had occurred at the beginning of the period presented. Prior to the acquisition of the Recent Acquisitions and the Carefree Resorts, the minority interest percentage was approximately 13.8%. Subsequent to the acquisition of the Recent Acquisitions, the minority interest percentage is approximately 14.1%. Subsequent to the acquisition of the Carefree Resorts, the minority interest percentage is approximately 18.3%.

(N) Represents the minority interest related to the partnerships with DTR PAH Holding, Inc., assuming such entities had been formed and the five hotels owned by such partnerships had been acquired at the beginning of the period presented.
(O) In connection with the Initial Offering and acquisition of the 20 Initial Hotels, the Company incurred prepayment penalties and charged-off deferred financing costs associated with mortgage notes which were repaid. These extraordinary items have been eliminated for purposes of the pro forma presentation.

                       PATRIOT AMERICAN HOSPITALITY, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)


                                                         Pro Forma Adjustments
                                     Company                           Recent
                                    Historical    Adjustments       Acquisitions           Carefree      Pro Forma
                                       (A)             (B)               (C)              Resorts (D)      Total
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
   Participating lease revenue....     $52,735       $16,910    (E)       $9,310   (E)     $12,822   (E)    $91,777
   Interest and other income......         412            21    (F)           --             1,049   (F)      1,482
                                       -------       -------              ------           -------          -------
     Total revenue................      53,147        16,931               9,310            13,871           93,259
                                       -------       -------              ------           -------          -------
Expenses:
  Real estate and personal
    property taxes and
    casualty insurance............       4,452         2,650    (G)        1,017   (G)       1,439   (G)      9,558
  Ground lease expense............         711           312    (H)           --                --            1,023
  General and administrative......       3,273           690    (I)           38   (I)          75   (I)      4,076
  Interest expense................       4,481         2,215    (J)        4,953   (J)      11,144   (J)     22,793
  Depreciation and amortization...      11,628         5,070    (K)        2,836   (K)       5,587   (K)     25,121
                                       -------       -------              ------           -------          -------
     Total expenses                     24,545        10,937               8,844            18,245           62,571
                                       -------       -------              ------           -------          -------
Income (loss) before equity in
  earnings of unconsolidated
  subsidiaries and minority
  interest........................      28,602         5,994                 466            (4,374)          30,688
  Equity in earnings of
    unconsolidated subsidiaries...       4,377         1,371    (L)           --                --            5,748
                                       -------       -------              ------           -------          -------
Income (loss) before minority
  interests.......................      32,979         7,365                 466            (4,374)          36,436
  Minority interest in Operating
    Partnership...................      (5,142)         (406)   (M)         (129)  (M)        (892)  (M)     (6,569)
  Minority interest in other
    partnerships..................          (2)         (140)   (N)         (396)  (N)          --             (538)
                                       -------       -------              ------           -------          -------
Net income (loss) applicable to
  common shareholders.............     $27,835       $ 6,819              $  (59)          $(5,266)         $29,329
                                       =======       =======              ======           ========         =======
Net income per common share.......     $  1.67                                                              $  1.34
                                       =======                                                              =======
Weighted average number of
  common shares and common
  share equivalents outstanding...      16,677                                                               21,900
                                       =======                                                              =======


----------------------------------------

(A) Represents the Company's historical results of operations for the nine months ended September 30, 1996.
(B) Represents adjustments to the Company's results of operations assuming the Private Placement, the Follow-on Offering and the acquisition of interests in 20 additional hotels (the hotels acquired by the Company during the first nine months of 1996) had occurred at the beginning of the period presented.
(C) Represents adjustments to the Company's results of operations assuming the acquisitions of the Tutwiler Hotel, the Doubletree Hotel at Allen Center, the Pickwick Hotel, the Doubletree Hotel in Tulsa, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel had occurred at the beginning of the period presented.

(D) Represents adjustments to the Company's results of operations assuming the acquisition of the Carefree Resort properties had occurred at the beginning of the period presented. Sales and cost of sales related to the residential real estate which was owned, developed and sold by Carefree Resorts are excluded because the Company anticipates selling the residential real estate to an affiliate at fair market value. Therefore, no gain or loss on the sale of the residential real estate is expected.
(E) Represents lease payments from the Lessees to the Operating Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented assuming January 1, 1995 was the start of the lease term.

(F) For hotels owned as of September 30, 1996 the adjustment represents interest income earned on the Company's mortgage notes receivables from unconsolidated subsidiaries assuming the mortgage notes were outstanding at the beginning of the period presented. For the Carefree Resorts, the adjustment represents interest income earned on the Company's notes receivable issued in connection with the sale of certain assets to PAH RSI Lessee and PAH Boulders, Inc. assuming the notes were outstanding at the beginning of the period presented.

(G) Represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership.
(H) Represents ground lease payments to be made with respect to certain of the hotels.

(I) Represents salaries, insurance, travel, audit, legal and other expenses associated with operating as a public company and the continued growth of the Company. Also includes annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.

(J) Represents adjustments to interest expense incurred on the net borrowings under the line of credit which were used to purchase hotel properties and amortization of deferred loan costs. Deferred loan costs are amortized over the term of the related loan. The adjustment related to the hotels owned as of September 30, 1996 includes amortization of $386, the adjustment related to the Recent Acqusitions includes amortization of $56 and the adjustment related to the Carefree Resorts acquisition includes amortization of $283.

(K) Represents depreciation on the hotels. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5-7 years for furniture and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(L) Represents equity in income of the unconsolidated subsidiaries which own the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel.

(M) Represents the adjustments to minority interest assuming the Private Placement, the Follow-on Offering, the acquisition of 28 additional hotel properties and the acquisition of Carefree Resorts had occurred at the beginning of the period presented. Prior to the acquisition of the Recent Acquisitions, the minority interest percentage was approximately 13.8%. Subsequent to the acquisition of the Recent Acquisitions, the minority interest percentage is approximately 14.1%. Subsequent to the acquisition of the Carefree Resort properties, the minority interest percentage is approximately 18.3% .
(N) Represents the minority interest related to the partnerships with DTR PAH Holding, Inc., assuming such entities had been formed and the five hotels owned by such partnerships had been acquired at the beginning of the period presented.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996

                                  (UNAUDITED)
                                 (IN THOUSANDS)


     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if (i) the acquisition of the Recent Acquisitions, and (ii) the acquisition of the Carefree Resorts had occurred on September 30, 1996. Such pro forma information is based in part upon the Company's Consolidated Balance Sheet as of September 30,1996 and should be read in conjunction with the financial statements filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996. In management's opinion, all adjustments necessary to reflect the effect of these transactions have been made.
     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1996, nor does it purport to represent the future financial position of the Company.

                                            Company         Recent             Carefree          Pro Forma
                                          Historical   Acquisitions (A)       Resorts (B)          Total


                                                   ASSETS

Net investment in hotel properties.....     $557,890          $ 99,766          $     --         $  657,656
Net investment in resort properties
  and land held for sale...............           --                --           248,444            248,444
Mortgage notes and other receivables
  from unconsolidated subsidiaries.....       72,004                --                --             72,004
Notes receivable.......................           --                --            12,348   (C)       12,348
Investment in unconsolidated
  subsidiaries.........................       11,607                --                --             11,607
Cash and cash equivalents..............        7,004              (225)                --             6,779
Accounts receivable....................        8,831               618             1,597             11,046
Deferred expenses, net.................        3,282               365   (D)       1,182   (D)        4,829
Prepaid expenses and other assets......        3,031               207                --              3,238
                                            --------          --------          --------         ----------
     Total assets......................     $663,649          $100,731          $263,571         $1,027,951
                                            ========          ========          ========         ==========

                                               LIABILITIES AND SHAREHOLDERS' EQUITY

Borrowings under line of credit and
  mortgage notes.......................     $113,592          $ 88,352   (E)    $198,996   (E)   $  400,940
Dividends and distributions payable....       12,158                --                --             12,158
Accounts payable and accrued expenses..        8,500               444             5,913             14,857
Due to unconsolidated subsidiaries.....        6,263                --                --              6,263
Minority interest in Operating
  Partnership..........................       73,268             3,489   (F)      58,662   (F)      135,419
Minority interest in other partnerships        3,214             8,446   (G)          --             11,660
Shareholders' equity:
  Preferred stock......................           --                --                --                 --
  Common stock.........................           --                --                --                 --
  Paid-in capital......................      451,305                --                --            451,305
  Unearned stock compensation, net.....       (5,867)               --                --             (5,867)
  Retained earnings....................        1,216                --                --              1,216
                                            --------          --------          --------         ----------
     Total shareholders' equity........      446,654                --                --            446,654
                                            --------          --------          --------         ----------
     Total liabilities and shareholders'
       equity..........................     $663,649          $100,731          $263,571         $1,027,951
                                            ========          ========          ========         ==========

--------------------------------------------


(A) Represents adjustments to the Company's financial position assuming the acquisition of the Tutwiler Hotel, the Doubletree Hotel at Allen Center, the Pickwick Hotel, the Doubletree Hotel in Tulsa, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel occurred on September 30, 1996. The acquisition of these six hotel properties was financed primarily with funds drawn on the Company's line of credit in the aggregate amount of $88,240 and issuing 85,078 limited partnership units in the Operating Partnership ("OP Units") valued at $3,489.

(B) Represents adjustments to the Company's financial position assuming the acquisition of the Carefree Resorts had occurred on September 30, 1996. The acquisition was primarily financed with funds drawn of the Company's line of credit of $170,507, the issuance of 1,295,077 OP units valued at approximately $58,662 and the assumption of approximately $28,489 of debt and certain liabilities.

(C) Represents promissory notes issued to the Operating Partnership by PAH RSI, L.L.C. and PAH Boulders, Inc. in consideration for the sale of certain assets including inventories, trade names and the right to receive certain royalty fees.

(D) Represents deferred loan costs incurred in connection with the new debt financing obtained related to the Bourbon Orleans Hotel and the modification of the line of credit agreement to increase the maximum amount available under the line of credit to $475,000.

(E) The adjustment related to the Recent Acquisitions represents approximately $88,240 of funds drawn on the line of credit related to the acquisition of the properties. The adjustment also includes the repayment of approximately $13,388 on the line of credit and a bank loan of approximately $13,500 related to the refinancing of debt on the Bourbon Orleans Hotel. The adjustment related to the Carefree Resorts acquisition represents approximately $170,507 of funds drawn on the line of credit and the assumption of approximately $28,489 of debt.
(F) The adjustment related to the Recent Acquisitions represents the issuance of 85,078 OP Units valued at $3,489 in connection with the acquisition of the Tutwiler Hotel. The adjustment related to the Carefree Resorts acquisition represents the issuance of 1,295,077 OP Units valued at $58,662.
(G) Represents the capital contribution of DTR PAH Holding, Inc. for its 15% limited partnership interest in two partnerships formed with the Operating Partnership related to the acquisition of the Doubletree Hotel at Allen Center and the Doubletree Hotel in Tulsa.

                                COMBINED LESSEES

             PRO FORMA CONDEDSED COMBINED STATEMENTS OF OPERATIONS


     The combined Lessees' (CHC Lease Partners, NorthCoast, Doubletree Lessee, Wyndham Lessee, PAH RSI Lessee, Metro Lease Partners and Grand Heritage Lessee combined) unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1995, for the year ended December 31, 1995 and for the nine months ended September 30, 1996 are presented as if (i) the Initial Offering and the acquisition of the 20 Initial Hotels, (ii) the Private Placement and Follow-on Offering, (iii) the subsequent acquisition of 28 additional hotel properties, and (iv) the acquisition of Carefree Resorts had occurred on January 1, 1995, and the hotels (except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel) had been leased to the Lessees pursuant to the Participating Leases. The pro forma information is based in part upon the Statements of Operations of CHC Lease Partners, the Statements of Operations of NorthCoast and the Combined Statements of Operations of the Initial Hotels filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 and is also based in part on the Statement of Operations of CHC Lease Partners and the Initial Hotels filed with the Company's Annual Report on Form 10-K for the period ended December 31, 1995. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel are not leased to a Lessee but are managed directly by Holiday Inns, Inc. and Marriott International, Inc., respectively. Therefore, the results of operations of the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel are not included in these Pro Froma Condensed Combined Statements of Operations.

     These unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statements of Operations for the interim periods presented are not necessarily indicative of the results of operations for the full year.

                                COMBINED LESSEES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)


                                                     Pro Forma Adjustments


                                          Combined                                  Recent
                                      Hotels Historical    Adjustments           Acquisitions           Carefree         Pro Forma
                                            (A)                (B)                    (C)               Resorts (D)        Total
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
     Room.........................    $141,253             $    --                $18,976                $18,648          $178,877
     Food and beverage............      53,894                  --                  6,709                 10,583            71,186
     Conference center............       1,858                  --                     --                     --             1,858
     Golf/Club revenue............          --                  --                     --                 13,869            13,869
     Club membership..............          --                  --                     --                  2,510             2,510
     Shopping center..............          --                  --                     --                  1,162             1,162
     Spa revenue..................          --                  --                     --                  1,514             1,514
     Telephone and other..........      14,208                  --                  1,757                  5,647            21,612
                                      --------             -------                -------                -------          --------
     Total revenue................     211,213                  --                 27,442                 53,933           292,588
                                      --------             -------                -------                -------          --------
Expenses:
     Departmental costs and
     expenses.....................      83,606                (638)  (E)           11,931                 25,492           120,391
     General and administrative...      20,485              (1,852)  (F)            2,840                  3,913            25,386
     Ground lease expense.........       2,979              (1,322)  (G)               --                     --             1,657
     Repair and maintenance.......      10,784                  --                  1,483                  5,111            17,378
     Utilities....................       9,447                  --                  1,955                  2,385            13,787
     Marketing....................      18,592                 100   (H)            2,819                  3,392            24,903
     Interest expense.............      22,118             (22,118)  (I)               --                  1,049   (J)       1,049
     Real estate and personal
       property taxes and casualty
       insurance..................       8,079              (8,079)  (K)               --                     --                --
     Insurance....................                           1,602                    136                    411             2,149

     Depreciation and amortization      12,904             (12,904)  (L)               --                     --                --
     Participating lease payments.          --              65,375   (M)            7,698   (M)           10,310   (M)      83,383
                                      --------            --------                -------                -------          --------
      Total expenses..............     188,994              20,164                 28,862                 52,063           290,083
                                      --------            --------                -------                -------          --------
Income (loss) before lessee
  income (expense)................      22,219             (20,164)                (1,420)                 1,870             2,505
Dividend and interest income......          10                 (10)  (N)               --                     --                --
Management fees...................      (7,633)              4,580   (O)             (713)  (O)           (2,009)  (O)      (5,775)
Lessee general and administrative.          --              (1,154)  (P)              (29)  (P)             (150)  (P)      (1,333)
                                      --------            --------                -------                -------          --------
Net income (loss).................    $ 14,596            $(16,748)               $(2,162)               $  (289)         $ (4,603)
                                      ========            ========                =======                =======          ========

--------------------------------------

(A) Represents the combined historical results of operations of the 40 hotel properties leased to the Lessees as of September 30, 1996.
(B) Represents adjustments to the Lessees' results of operations assuming the 40 hotels leased to the Lessees as of September 30, 1996 had been leased at the beginning of the period presented.
(C) Represents adjustments to the Lessees' results of operations assuming the Tutwiler Hotel, the Doubletree Hotel at Allen Center, the Pickwick Hotel, the Doubletree Hotel in Tulsa, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel had been leased to one of the Lessees at the beginning of the period presented.
(D) Represents adjustments to the Lessees' results of operations assuming the Carefree Resort properties had been leased to one of the Lessees at the beginning of the period presented.
(E) Reflects the elimination of equipment lease expense related to leases that were paid off in connection with the acquisition of certain of the hotels.

(F) Reflects the elimination of expenses which are not expected to be incurred by the Lessees, including certain audit and accounting, legal and professional fees.

(G) Represents adjustments to the ground lease payments to eliminate ground lease expenses to be paid by the Operating Partnership and to reflect adjustments related to renegotiation of certain ground lease agreements.


(H) Represents adjustments to reflect revisions to marketing agreements for certain hotels.

(I) Represents elimination of interest expense and amortization of deferred loan costs due to the repayment of mortgages and other notes payable at acquisition.


(J) Represents interest expense on promissory notes issued in connection with the acquisition of certain assets by PAH RSI Lessee assuming the notes were outstanding at the beginning of the period presented.

(K) Decrease represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership and reclassification of general liability insurance costs to be paid by the Lessees.

(L) Decrease represents elimination of amortization expense related to the amortization of deferred costs and elimination of depreciation expense.


(M) Represents Participating Lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.

(N) Decrease reflects the elimination of interest income earned on invested cash balances.

(O) Represents adjustments for management fees paid to the Operators under the terms of their respective management agreements with the Lessees. Management fees paid to certain Operators are subordinate to the Lessees' obligations to the Company under the Participating Lease agreements.

(P) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                                COMBINED LESSEES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                     Pro Forma Adjustments
                                      Combined
                                       Hotels                                    Recent
                                     Historical       Adjustments             Acquisitions              Carefree         Pro Forma
                                        (A)                (B)                     (C)                 Resorts (D)         Total
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
   Room............................... $21,508            $166,554                $24,950                $24,783          $237,795
   Food and beverage..................   8,649              67,979                  9,583                 15,067           101,278
   Conference center..................     576               1,858                     --                     --             2,434
   Golf/Club revenue..................      --                  --                     --                 19,213            19,213
   Club membership....................      --                  --                     --                  5,701             5,701
   Shopping center....................      --                  --                     --                  1,497             1,497
   Spa revenue........................      --                  --                     --                  1,927             1,927
   Telephone and other................   1,732              17,189                  2,375                  7,643            28,939
                                       -------            --------                -------                -------          --------
     Total revenue....................  32,465             253,580                 36,908                 75,831           398,784
                                       -------            --------                -------                -------          --------
Expenses:
   Departmental costs and
     expenses.........................  12,173             101,605                 16,191                 37,434           167,403
   General and administrative.........   2,714              22,400                  3,842                  5,399            34,355
   Ground lease expense...............      --               2,467                     --                     --             2,467
   Repair and maintenance.............   1,476              13,297                  2,028                  7,258            24,059
   Utilities..........................   1,319              11,247                  2,598                  2,774            17,938
   Marketing..........................   2,928              22,458                  3,725                  4,875            33,986
   Interest expense...................      --                  --                     --                  1,399   (E)       1,399
   Insurance..........................     191               1,898                    183                    549             2,821
   Participating lease payments.......  10,582              76,359   (F)           10,279   (F)           15,531   (F)     112,751
                                       -------            --------                -------                -------          --------
      Total expenses..................  31,383             251,731                 38,846                 75,219           397,179
                                       -------            --------                -------                -------          --------
Income (loss) before lessee
   income (expense)...................   1,082               1,849                 (1,938)                   612             1,605
Dividend and interest income .........     198  (G)             --                     --                     --               198
Management fees.......................    (536)             (4,395)  (H)             (775)  (H)           (2,887)  (H)      (8,593)
Lessee general and administrative.....    (235)             (1,313)  (I)              (41)  (I)             (207)  (I)      (1,796)
                                       -------            --------                -------                -------          --------
Net income (loss)..................... $   509            $ (3,859)               $(2,754)               $(2,482)         $ (8,586)
                                       =======            ========                =======                =======          ========

---------------------------------------

(A) Represents the combined historical results of operations of CHC Lease Partners from October 2, 1995 (inception) and Metro Lease Partners results of operations from November 15, 1995 (inception) through December 31, 1995.
(B) Represents adjustments to the Lessees' results of operations assuming the 40 hotels leased to the Lessees as of September 30, 1996 had been leased at the beginning of the period presented.
(C) Represents adjustments to the Lessees' results of operations assuming the Tutwiler Hotel, the Doubletree Hotel at Allen Center, the Pickwick Hotel, the Doubletree Hotel in Tulsa, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel had been leased to one of the Lessees at the beginning of the period presented.
(D) Represents adjustments to the Lessees' results of operations assuming the Carefree Resort properties had been leased to one of the Lessees at the beginning of the period presented.


(E) Represents interest expense on promissory notes issued in connection with the acquisition of certain assets by PAH RSI Lessee assuming the notes were outstanding at the beginning of the period presented.

(F) Represents Participating Lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.

(G) Includes dividend income on approximately 250,000 OP Units in the Operating Partnership which form a portion of the required capitalization of CHC Lease Partners. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.

(H) Represents adjustments for management fees paid to the Operators under the terms of their respective management agreements with the Lessees. Management fees paid to certain Operators are subordinate to the Lessees' obligations to the Company under the Participating Lease agreements.

(I) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                                COMBINED LESSEES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)


                                                        Pro Forma Adjustments

                                 Combined
                                  Hotels                                         Recent
                                Historical             Adjustments            Acquisitions            Carefree           Pro Forma
                                   (A)                    (B)                     (C)               Resorts (D)            Total
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
     Room..................         $109,099                 $41,961                $22,366              $22,057          $195,483
     Food and beverage.....           35,349                  19,688                  7,479               12,869            75,385
     Conference center.....            1,652                      --                     --                   --             1,652
     Golf/Club revenue.....               --                      --                     --               16,169            16,169
     Club membership.......               --                      --                     --                2,743             2,743
     Shopping center.......               --                      --                     --                1,309             1,309
     Spa revenue...........               --                      --                     --                1,688             1,688
     Telephone and other...            9,808                   5,088                  2,024                7,263            24,183
                                    --------                 -------                -------              -------          --------
          Total revenue....          155,908                  66,737                 31,869               64,098           318,612
                                    --------                 -------                -------              -------          --------
Expenses:
     Departmental costs and
          expenses.........           57,012                  29,224                 12,841               30,306           129,383
     General and
      administrative.......           13,092                   7,729                  2,950                4,396            28,167
     Ground lease expense..              571                   1,239                     --                   --             1,810
     Repair and maintenance            7,140                   3,809                  1,515                5,592            18,056
     Utilities.............            6,677                   3,294                  2,086                2,674            14,731
     Marketing.............           13,405                   5,614                  2,969                3,909            25,897
     Interest expense......               --                      --                     --                1,049   (E)       1,049
     Insurance.............              644                     793                    139                  411             1,987
     Participating lease
      payments.............           52,735                  16,910   (F)            9,310   (F)         12,822   (F)      91,777
                                    --------                 -------                -------              -------          --------
          Total expenses...          151,276                  68,612                 31,810               61,159           312,857
                                    --------                 -------                -------              -------          --------
Income (loss) before lessee
     income (expense)......            4,632                  (1,875)                    59                2,939             5,755
Dividend and interest
 income....................            1,209   (G)                --                     --                   --             1,209
Management fees............           (3,366)                 (1,206)  (H)             (821)  (H)         (2,229)  (H)      (7,622)
Lessee general and
     administrative........           (1,093)                   (219)  (I)              (29)  (I)           (150)  (I)      (1,491)
                                    --------                 -------                -------              -------          --------
Net income (loss)..........         $  1,382                 $(3,300)               $  (791)             $   560          $ (2,149)
                                    ========                 =======                =======              =======          ========

------------------------------------

(A) Represents the combined historical results of operations of CHC Lease Partners and Metro Lease Partners for the nine months ended September 30, 1996, and NorthCoast, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the period from their respective inception of operations through September 30, 1996.
(B) Represents adjustments to the Lessees' results of operations assuming the 40 hotels leased to the Lessees as of September 30, 1996 had been leased at the beginning of the period presented.
(C) Represents adjustments to the Lessees' results of operations assuming the Tutwiler Hotel, the Doubletree Hotel at Allen Center, the Pickwick Hotel, the Doubletree Hotel in Tulsa, the Radisson Overland Park Hotel and the Radisson Northbrook Hotel had been leased to one of the Lessees at the beginning of the period presented.
(D) Represents adjustments to the Lessees' results of operations assuming the Carefree Resort properties had been leased to one of the Lessees at the beginning of the period presented.


(E) Represents interest expense on promissory notes issued in connection with the acquisition of certain assets by PAH RSI Lessee assuming the notes were outstanding at the beginning of the period presented.

(F) Represents Participating Lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels assuming January 1, 1995 was the beginning of the lease term.

(G) Includes dividend income on approximately 250,000 OP Units and 31,074 OP Units in the Operating Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast, respectively. Pro forma amounts exclude additional dividend income earned on the OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.

(H) Represents adjustments to management fees paid to the Operators under the terms of their respective management agreements with the Lessees. Management fees paid to certain Operators are subordinate to the Lessees' obligations to the Company under the Participating Lease agreements.


(I) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 21, 1997


                       PATRIOT AMERICAN HOSPITALITY, INC.



                       By: /s/ Rex E. Stewart
                           ____________________________________________________
                           Rex E. Stewart
                           Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)